PROXY	CONVERA CORPORATION PROXY 1921 Gallows Road, Suite 200 Vienna, Virginia 22182	PROXY
The undersigned holder of Common Stock of Convera Corporation (the “Company”) hereby constitutes and appoints Patrick C. Condo and Christopher M. Mann, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on Wednesday, June 25, 2003 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.
Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.
Receipt is acknowledged of the Notice of Annual Meeting of Shareholders dated May 28, 2003 and the Proxy Statement accompanying said notice.
Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be voted FOR Item 1 below.
1.	Election of the following ten (10) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.
Nominees:	Ronald J. Whittier Stephen D. Greenberg Carl J. Rickertsen	Herbert A. Allen Eli S. Jacobs Jeffrey White	Herbert A. Allen III Donald R. Keough	Patrick C. Condo William S. Reed
o FOR	o WITHHELD	o ___________________________________ For all nominees except as noted above

2.	In their discretion, to vote upon such other matters as may properly come before the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Dated:_________________________ , 2003
___________________________________ Signature
___________________________________ Signature(s) if held jointly
Please sign your name as it appears hereon. In the case of joint owners or tenants in common, each should sign. If signing as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.